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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C.  20549

                                    FORM 8-K

                                 CURRENT REPORT

       PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES ACT OF 1934

     Date of Report (Date of earliest event reported) January 25, 1999

                             METALCLAD CORPORATION
            (Exact name of registrant as specified in its charter)

              Delaware                               0-2000
     (State or other jurisdiction           (Commission File Number)

                                    95-2368719
                       (I.R.S. Employer Identification No.)

          2 Corporate Plaza, Suite
         Newport Beach, California                              92660
     (Address of Principal Executive Office)                  (Zip Code)


        Registrant's telephone number, including area code (949) 719-1234








   Item 4.  Change in Registrant s Certifying Accountant.

        The registrant has dismissed its former principal accountants, Arthur Andersen LLP, effective January 25, 1999.

        During the two most recent fiscal years of the registrant and each subsequent interim period preceding January 25, 1999, there were no disagreements with the former accountants on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure or any reportable events.

        The reports of the former principal accountants on the consolidated financial statements of the registrant for the fiscal years ended May 31, 1996 and December 31, 1996 did not contain any qualified, adverse or disclaimer of opinions. However, their report dated April 15, 1998 on the consolidated financial statements of the registrant for the year ended December 31, 1997 did contain an explanatory paragraph regarding uncertainties about the company s ability to continue as a going concern given the company s recurring losses from operations and its large accumulated deficit.

        The registrant s Board of Directors has approved the decision to change accountants.

        On January 26, 1999, the company engaged Moss-Adams LLP as its principal accountant.


   Exhibits

   The following exhibit is being filed with this Current Report on Form 8-K:

        Letter dated February 1, 1999 from Arthur Andersen LLP addressed to the Securities and Exchange Commission pertaining to the statements made by the registrant in response to Item 4 above.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

   METALCLAD CORPORATION

   By:   /s/Anthony C. Dabbene
       ----------------------------
       Anthony C. Dabbene
       Chief Financial Officer

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